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EXHIBIT 10.2

AMENDMENT TO SEPARATION AGREEMENT

        THIS AMENDMENT TO SEPARATION AGREEMENT (this "Amendment"), is made between Stephen D. Roath ("Roath") and Longs Drug Stores Corporation and Longs Drug Stores California, Inc. (collectively, "Longs" or the "Company"), and shall be deemed effective on the Effective Date.

RECITALS

        WHEREAS, on February 26, 2002, Roath and the Company entered into a Separation Agreement (the "Separation Agreement") that provided, among other things, for the treatment of the option to purchase shares of Longs Drug Stores Corporation common stock then held by Roath; and

        WHEREAS, at the time of entry into such Separation Agreement, both Roath and the Company were mistaken about the terms of the option; and

        WHEREAS, to remedy such mutual mistake, Roath and the Company desire to enter into this Amendment, to revise the treatment of the option in such Separation Agreement.

        NOW, THEREFORE, in consideration of the mutual promises, covenants and representations set forth in the Separation Agreement and for other good and valuable consideration, the parties agree as follows:

        1.    Defined Terms.    Capitalized terms used in this Amendment but not defined in this Amendment have the meaning given them in the Separation Agreement.

        2.    Amendment.    Section 3(c) of the Separation Agreement is hereby deleted in its entirety and the following substituted therefor:

        "(c) Roath's resignation shall be deemed "Normal Retirement' for purposes of his option to purchase 30,000 shares of Longs Drug Stores Corporation common stock under the 1995 Long-Term Incentive Plan, which option was granted to him on November 17, 2000."

        3.    Full Force and Effect.    Except as expressly amended hereby, the Separation Agreement shall remain in full force and effect.

        4.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        5.    Governing Law.    This Amendment is deemed to have been made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of the State of California.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed.

Date:	July 24, 2002		/s/ STEPHEN D. ROATH Stephen D. Roath
Date:	July 24, 2002	Longs Drug Stores Corporation
		By:	/s/ H.R. SOMERSET Authorized Signatory
Date:	July 24, 2002	Longs Drug Stores Corporation
		By:	/s/ O.D. JONES Authorized Signatory

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  EXHIBIT 10.2
AMENDMENT TO SEPARATION AGREEMENT
RECITALS